Exhibit 99.2

Apple Computer, Inc.

Q4 2005 Unaudited Summary Data

	Q3 2005 Actual		Q4 2004 Actual		Q4 2005 Actual		Sequential Change		Year/Year Change
Operating Segments	CPU Units k	Rev $m	CPU Units k	Rev $m	CPU Units k	Rev $m	Units	Revenue	Units	Revenue
Americas	595	$1,739	471	$1,196	636	$1,771	7%	2%	35%	48%
Europe	283	742	155	423	259	779	-8%	5%	67%	84%
Japan	76	227	56	175	71	224	-7%	-1%	27%	28%
Retail	144	555	98	376	202	663	40%	19%	106%	76%
Other Segments (1)	84	257	56	180	68	241	-19%	-6%	21%	34%

Total Operating Segments	1,182	$3,520	836	$2,350	1,236	$3,678	5%	4%	48%	57%

							Sequential Change		Year/Year Change
	Units k	Rev $m	Units k	Rev $m	Units k	Rev $m	Units	Revenue	Units	Revenue

Product Summary
Desktops (2)	687	$845	385	$556	602	$787	-12%	-7%	56%	42%
Portables (3)	495	720	451	675	634	824	28%	14%	41%	22%
Subtotal CPUs	1,182	1,565	836	1,231	1,236	1,611	5%	3%	48%	31%

iPod	6,155	1,103	2,016	537	6,451	1,212	5%	10%	220%	126%
Other Music Products (4)	NM	241	NM	98	NM	265	NM	10%	NM	170%
Peripherals & Other HW	NM	266	NM	271	NM	296	NM	11%	NM	9%
Software & Other	NM	345	NM	213	NM	294	NM	-15%	NM	38%

Total Apple		$3,520		$2,350		$3,678		4%		57%

(1) Other Segments include Asia Pacific and FileMaker.

(2) Includes iMac, eMac, Mac mini, PowerMac and Xserve product lines.

(3) Includes iBook and PowerBook product lines.

(4) Other Music Products consists of iTunes Music Store sales and iPod related services and accessories.

NM:  Not Meaningful